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Exhibit (21)

Registrant
ECOLAB INC.

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership
Ecolab S.A.	Argentina	100
Ecolab Australia Pty Limited	Australia	100
Ecolab Finance Pty Limited	Australia	100
Ecolab Pty Limited	Australia	100
Gibson Chemical Industries Pty Limited	Australia	100
Gibson Chemicals Pty Limited	Australia	100
Gibson Chemicals (NSW) Pty Limited	Australia	100
Gibson Chemicals Fiji Pty Limited	Australia	100
Gibson Chemicals Great Britain Pty Limited	Australia	100
Intergrain Timber Finishes Pty Limited	Australia	100
Leonard Chemical Products Pty Limited	Australia	100
Maxwell Chemicals Pty Limited	Australia	100
Nippon Thermochemical Pty Limited	Australia	60
Puritan/Churchill Chemical Holdings Pty Ltd.	Australia	100
Vessey Chemicals (Holdings) Pty Limited	Australia	100
Vessey Chemicals Pty Limited	Australia	100
Vessey Chemicals (Vic.) Pty Limited	Australia	100
Ecolab Limited	Bahamas	100
Ecolab (Barbados) Limited	Barbados	100
Kay N.V.	Belgium	100
Ecolab Quimica Ltda.	Brazil	100

Ecolab Emprecendimentos E Participacoes Ltda.	Brazil	100
Ecolab Ltd.	Canada	100
Ecolab Finance Ltd.	Canada	100
Ecolab S.A.	Chile	100
Ecolab Colombia S.A.	Colombia	100
Ecolab Sociedad Anonima	Costa Rica	100
Ecolab, S.A. de C.V.	El Salvador	100
Ecolab S.A.	France	100
Ecolab GmbH	Germany	100
Ecolab Export GmbH	Germany	100
Ecolab, Sociedad Anonima	Guatemala	100
Quimicas Ecolab, S.A.	Honduras	100
Ecolab Limited	Hong Kong	100
P.T. Ecolab Indonesia	Indonesia	100
Eclab Export Limited	Ireland	100
Ecolab Co.	Ireland	100
Ecolab JVZ Limited	Israel	100
Ecolab Zohar Dalia L.P.	Israel	51
Ecolab Limited	Jamaica	100
Ecolab K.K.	Japan	100
Ecolab East Africa (Kenya) Limited	Kenya	100
Ecolab Korea Ltd.	Korea	100
Ecolab Lebanon S.a.r.l.	Lebanon	100

Ecolab Sdn. Bhd.	Malaysia	100
Ecolab S.A. de C.V.	Mexico	100
Ecolab Holdings Mexico, S.A. de C.V.	Mexico	100
Ecolab Maroc S. A.	Morocco	100
Ecolab (Proprietary) Limited	Namibia	100
Ecolab Finance N.V.	Netherlands Antilles (Curacao)	100
Ecolab International B.V.	Netherlands	100
Ecolab Limited	New Zealand	100
Ecolab Nicaragua, S.A.	Nicaragua	100
Ecolab S.A.	Panama	100
Ecolab Chemicals Ltd.	People's Republic of China	85
Ecolab Philippines, Inc.	Philippines	100
Ecolab Pte. Ltd.	Singapore	100
Ecolab (Pty) Ltd.	South Africa	100
Ecolab (St. Lucia) Limited	St. Lucia	100
Ecolab Ltd.	Taiwan	100
Ecolab East Africa (Tanzania) Limited	Tanzania	100
Ecolab Ltd.	Thailand	100
Ecolab East Africa (Uganda) Limited	Uganda	100
Piensa S. A.	Uruguay	100
Ecolab Foreign Sales Corp.	U.S. Virgin Islands	100
Ecolab S.A.	Venezuela	74
Ecolab Zimbabwe (Pvt) Ltd.	Zimbabwe	100

United States
BCS Sales Inc.	Delaware	100
Kay Chemical Company	North Carolina	100
Kay Chemical International, Inc.	North Carolina	100
Ecolab Finance Inc.	Delaware	100
Ecolab Finance (Australia) Inc.	Delaware	100
Ecolab Manufacturing Inc.	Delaware	100
Ecolab Holdings Inc.	Delaware	100
Ecolab Investment Inc.	Delaware	100
Ecolab Foundation	Minnesota	100
Ecolab Israel Holdings LLC	Delaware	100
Ecolab Leasing Corporation	Delaware	100
Ecolab Marketing LLC	Delaware	100
Facilitec Inc.	Delaware	100
FastSource Leasing, Inc.	Delaware	100
GCS Service, Inc.	Delaware	100
Puritan Services Inc.	Georgia	100
SSDC, Inc.	Texas	100
Stove Parts Supply Company	Texas	100

Certain additional subsidiaries, which are not significant in the aggregate, are not shown.

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Registrant ECOLAB INC.